UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 3

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 9, 2011

Quepasa Corporation
(Exact name of registrant as specified in its charter)

Nevada	001-33105	86-0879433
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

280 Union Square Drive New Hope, Pennsylvania 18938	18938
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 862-1162

324 Datura Street, Suite 114, West Palm Beach, FL 33401
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01   Completion of Acquisition or Disposition of Assets

On November 10, 2011, Quepasa Corporation (the “Company”) filed a Current Report on Form 8-K, as amended on November 14, 2011 and November 15, 2011 (collectively, the “November Form 8-K”) reporting that it had completed its merger with Insider Guides, Inc. which owns and operates the social networking site myYearbook.com (“myYearbook”).  This Form 8-K/A amends the November Form 8-K, to include the management discussion and analysis of myYearbook as of and for the nine months ended September 30, 2011 and to include the consent of the independent registered public accounting firm of myYearbook.  This Form 8-K/A is being filed solely to supplement the November Form 8-K and does not modify any of the information disclosed in the November 8-K.

MYYEARBOOK MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

myYearbook’s Management’s Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion in conjunction with myYearbook’s audited historical financial statements, which are included elsewhere herein.  The following discussion contains statements that are forward-looking.  These statements are based on current expectations and assumptions, which are subject to risk, uncertainties and other factors.  Actual results may differ materially because of the factors discussed under the caption “Risk Factors” beginning on page 3.

Company Overview

myYearbook.com makes meeting new people fun and easy online and on your mobile phone. myYearbook combines innovative social games, virtual goods, social and mobile games, a location-based news feed, video chat, and a robust virtual currency called “Lunch Money” to facilitate introductions and break the ice among its users.

myYearbook is the #1 site for “Teens” in terms of minutes, visits and pageviews in the comScore Teens category and is consistently ranked in the top 40 of all U.S. web domains in a number of leading statistics including minutes per user per month, page views and visits per visitor according to comScore.  myYearbook drives revenue from a mix of advertising and virtual currency.  In September 2011, myYearbook’s mobile applications accounted for over 46% of its total daily active users, up from only 2% in January 2010.

Recent myYearbook highlights include:

●	In January 2009, myYearbook launched the ability to purchase virtual currency directly with a credit card, PayPal or mobile phone. This was the first non-advertising revenue generated on the site.
●
In May 2009, myYearbook launched the “VIP Club”.  The VIP Club provides members with a monthly Lunch Money increase, unlocks feature within most applications and awards increased Lunch Money for performing certain actions.  VIP Club revenue quickly became a leading source of virtual currency revenue.

●
In November 2009, myYearbook launched “Live Feed” which became its most popular application and increased member retention and page views.  The Live Feed remains the core feature across the website and mobile applications today.

●	In January 2010, myYearbook launched the Live gaming platform. Live is a real-time, synchronous gaming platform that pairs games with live video chat.
●	In May 2010, myYearbook launched its first mobile application on the iPhone. Through September 30, 2011, the iPhone application has been installed over 1.1 million times.
●
In July 2010, myYearbook launched its mobile application for Android.  Through September 30, 2011, the Android application has been installed over 2.0. million times.  Mobile traffic now accounts for over 46% of total daily active users on the site.

●
In March 2011, myYearbook announced that it acquired four mobile games and a mobile technology platform.  As of September 2011, the mobile games account for over 16.1 million installs.  The mobile technology platform will support a planned social layer across all of myYearbook’s mobile applications and games.

In 2010, myYearbook’s revenue and net income was $23.7 million and $3.1 million, respectively, which represented an increase from 2009 of $8.2 million and $4.6 million, respectively.  myYearbook generates revenue through a mix of advertising and virtual currency sales.  myYearbook serves three billion ad impressions each month on the web and one billion on mobile devices.  Currency sales consist of direct Lunch Money purchases, “VIP” memberships and currency engagement actions including actions on myYearbook’s cross-platform currency monetization product Social Theater.

Critical Accounting Policies, Judgments and Estimates

myYearbook’s management’s discussion and analysis of its financial condition and results of operations is based upon its financial statements, which have been prepared in accordance with GAAP. The preparation of these financial statements requires myYearbook to make estimates, judgments and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and the related disclosure of contingent assets and liabilities.

 myYearbook bases its estimates on historical experience and on various other assumptions that it believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.

An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimate that are reasonably likely to occur, could materially impact the consolidated financial statements.

myYearbook believes that the following critical accounting policies reflect the more significant estimates and assumptions used in the preparation of the consolidated financial statements.

In addition, there are other items within myYearbook’s financial statements that require estimation, but are not deemed critical as defined above. Changes in estimates used in these and other items could have a material impact on its financial statements.

Revenue Recognition

Advertising and custom sponsorship revenues consist primarily of advertising fees earned from the display of advertisements and click-throughs on text based links on myYearbook’s website. Revenue from online advertising is recognized as impressions are delivered. An impression is delivered when an advertisement appears on pages viewed by members of the myYearbook website.  Revenue from the display of click-throughs on text based links is recognized as click-throughs occur. Sponsorship revenue is recognized over the time period in which the sponsorship on the website occurs. Revenue from the sale of virtual currency is recognized when redeemed on the myYearbook website.  myYearbook records deferred revenue on the accompanying balance sheets when payments for virtual currency are received in advance of usage.

Accounts Receivable Allowances

myYearbook maintains an allowance for potential credit losses based on historical experience and other information available to management. The fees associated with display advertising are often based on “impressions,” which are created when the ad is viewed.  The amount of impressions often differs between tracking systems, resulting in discounts on some payments.  myYearbook maintains an allowance for potential discounts based on historical experience and other information available to management.

Income Taxes

myYearbook uses the asset and liability method to account for income taxes. Under this method, deferred income taxes are determined based on the differences between the tax basis of assets and liabilities and their reported amounts in the financial statements which will result in taxable or deductible amounts in future years and are measured using the currently enacted tax rates and laws. A valuation allowance is provided to reduce net deferred tax assets to the amount that, based on available evidence, is more likely than not to be realized.

Contingencies

myYearbook accrues for contingent obligations, including legal costs, when the obligation is probable and the amount can be reasonably estimated. As facts concerning contingencies become known, myYearbook reassess its position and makes appropriate adjustments to the financial statements. Estimates that are particularly sensitive to future changes include those related to tax, legal, and other regulatory matters that are subject to change as events evolve and additional information becomes available.

Share-Based Compensation

myYearbook records compensation expense for share-based awards based on the estimated fair value calculated using the Black-Scholes option pricing model.  The option pricing model requires a number of assumptions, of which the most significant are expected stock price volatility and the expected option term.  Since it was not practicable for myYearbook to estimate the expected volatility of its share price, myYearbook accounted for its options based on a value calculated using the historical volatility of an appropriate industry sector index.  Unvested option compensation expense will be recognized over the remaining option term.

myYearbook accounts for  stock options granted to non-employees on a fair value basis over the vesting period using the Black-Scholes option pricing model.  The initial non-cash charge to operations for non-employee options with vesting is revalued at the end of each reporting period based upon the change in the fair value of myYearbook’s common stock and amortized to consulting expense over the related vesting period.

Results of Operations

Revenue Sources

During the years ended December 31, 2009 and 2010 and through the third quarter of 2011, which ended on September 30, 2011, myYearbook’s revenue was generated from a mix of advertising and virtual currency.

●
Advertising:  myYearbook serves three billion ad impressions each month on the web and 1 billion on mobile devices.  myYearbook sells ads to major brand agencies, direct response and cost per action advertisers, ad networks and mobile agencies.  myYearbook’s brand and agency advertising is generally directed at companies looking for high-impact ad units and brand engagement from its teen and young adult demographic.

●
Virtual Currency: myYearbook’s virtual currency revenue consists of direct Lunch Money purchases, “VIP” memberships and currency engagement actions including sales on myYearbook’s cross-platform currency monetization product Social Theater.  Social Theater is distributed across platforms outside of myYearbook, including Facebook.

Operating Expenses

myYearbook’s principal operating expenses are divided into the following categories:

●	Sales and Marketing Expenses: Sales and marketing expenses consist of web and mobile advertising and branding campaigns, public relations and promotions and safety initiatives.

●
Information Technology Expenses:  Information technology expenses consist of occupancy and utility charges and support for its offsite technology infrastructure, bandwidth and content delivery fees and the purchase of specific technology, particularly software and hardware related to its infrastructure.

●
General and Administrative Expenses:  General and administrative expenses consist of all of myYearbook’s personnel costs, occupancy costs, general operating costs, travel and corporate professional fees such as legal and accounting fees.

●	Depreciation: myYearbook’s depreciation and amortization are non-cash expenses which have consisted primarily of depreciation related to its property and equipment.

●
Other Income (Expense):  Other income (expense) consists primarily of interest earned, interest expense and gain (loss) on the sale of assets.  Interest income relates to its cash and cash equivalents discussed in Note 2 to myYearbook’s Financial Statements.  myYearbook invests all of its cash and cash equivalents in fully liquid, money market securities.  Interest expense relates to long-term debt discussed in Note 6 to myYearbook’s Financial Statements.  The gain on sale of asset relates to the sale of intellectual property.

Comparison of the three months ended September 30, 2011 and September 30, 2010 (Unaudited)

	Three Months Ended September 30,
	2011	2010
	(Unaudited)	(Unaudited)	Change ($)	Change (%)

REVENUE	$8,004,733	$6,361,251	$1,643,482	26%

OPERATING EXPENSES
Sales and marketing	1,501,992	710,432	791,560	111%
Information technology	1,199,802	946,777	253,025	27%
General and administrative	4,149,102	3,099,149	1,049,953	34%
Depreciation and amortization	677,007	712,031	(35,024)	-5%

OPERATING EXPENSES	7,527,903	5,468,389	2,059,514	38%

INCOME FROM OPERATIONS	476,830	892,862	(416,032)	-47%

OTHER INCOME (EXPENSE):
Interest expense	(166,816)	(135,275)	(31,541)	23%
Interest income	4,972	6,255	(1,283)	-21%

TOTAL OTHER INCOME (EXPENSE)	(161,844)	(129,020)	(32,824)	25%

INCOME BEFORE INCOME TAXES	314,986	763,842	(448,856)	-59%

INCOME TAX PROVISION	(28,865)	-	(28,865)	n/a

NET INCOME	$286,121	$763,842	(477,721)	-63%

Revenues

myYearbook’s revenues were $8,004,733 for the three months ended September 30, 2011, an increase of $1,643,482 or 26% compared to $6,361,251 for the same period in 2010.  The increase was primarily attributable to an increase in advertising revenue of $1.8 million, partially offset by a decrease in virtual currency sales of $81,000.  The increase in advertising revenue was caused by increased brand agency sales and better CPM and ad impression optimization.  myYearbook’s increase in the number of salespeople on its sales team created additional sales during the period.  myYearbook also saw additional advertising impressions from site growth, including significant impression growth from its mobile applications.

Expenses

Sales and Marketing:  Sales and marketing expenses increased $791,560, or 111%, to $1,501,992 for the three months ended September 30, 2011 from $710,432 for the same period in 2010.  The increase is primarily attributable to an increase of $527,000 for commissions and contractor fees on advertising sales and an increase of $241,000 on advertising, marketing and public relations expense.  Sales commissions increased as a result of increased advertising revenue.  The increase in advertising and marketing is due to increased ads directed at web and mobile user acquisition.

Information Technology:  Information technology expenses increased $253,025, or 27%, to $1,199,802 for the three months ended September 30, 2011 from $946,777 for the same period in 2010.  $70,000 of the increase was attributable to occupancy, utilities and bandwidth charges in myYearbook’s datacenter as additional space was brought online to handle increased traffic.  $75,000 of the increase was attributable to development costs and consultants myYearbook engaged to work on the Live platform launch.  The remaining increase of $108,000 was due to increases in miscellaneous data center equipment and supplies necessary to support the increased space in the data center.

General and Administrative:  General and administrative expenses increased $1,049,953, or 34%, to $4,149,102 for the three months ended September 30, 2011 from $3,099,149 for the same period in 2010.  $618,000 of the increase was due to increased headcount and salary increases compared to the prior year period caused by additional full time employees and salary increases.  Travel and entertainment expenses increased $97,000 due to increased management and sales travel for business development and promotion events.  Occupancy and utilities increased $25,000 due to increased leased space to accommodate increases in employee headcount.  Legal expenses increased by $240,000 due to additional expenses incurred due to the planned merger with Quepasa Corporation.  The remaining increase of $70,000 was due to other general operating and overhead expense increases, including insurance and supplies.

myYearbook records all employee compensation and benefit expenses within the General and administrative expense category.  The following table sets forth myYearbook’s employee compensation and benefit expenses by department:

	Three months ended September 30, (Unaudited)
	2011	2010
Sales and marketing	587,460	480,495
Product and content development	1,620,068	1,164,338
General and administrative	627,695	580,687
Total Employee Compensation	2,835,223	2,225,520

Depreciation:  Depreciation expense decreased $35,024, or 5%, to $677,007 for the three months ended September 30, 2011 from $712,031 for the same period in 2010.  The decrease is attributable to fewer asset purchases.

Other income (expense):  Other income (expense) increased $32,824, or 25%, to ($161,844) for the three months ended September 30, 2011 from ($129,020) for the same period in 2010.  This increase was due to increased interest expense of $32,000 caused by increased borrowing under myYearbook’s line of credit and a reduction in interesting income of $1,000 caused by lower money market rates on cash and cash equivalent balances.

Comparison of the nine months ended September 30, 2011 and 2010 (Unaudited)

	Nine Months Ended September 30,
	2011	2010
	(Unaudited)	(Unaudited)	Change ($)	Change (%)

REVENUE	$21,388,599	$16,133,793	$5,254,806	33%

OPERATING EXPENSES
Sales and marketing	3,846,276	1,887,480	1,958,796	104%
Information technology	3,485,349	2,854,871	630,478	22%
General and administrative	11,407,551	8,729,007	2,678,544	31%
Depreciation and amortization	2,277,169	2,158,218	118,951	6%

OPERATING EXPENSES	21,016,345	15,629,576	5,386,769	34%

INCOME FROM OPERATIONS	372,254	504,217	(131,963)	-26%

OTHER INCOME (EXPENSE):
Interest expense	(458,115)	(386,640)	(71,475)	18%
Interest income	16,514	19,855	(3,341)	-17%

TOTAL OTHER INCOME (EXPENSE)	(441,601)	(366,785)	(74,816)	20%

INCOME BEFORE INCOME TAXES	(69,347)	137,432	(206,779)	n/a

INCOME TAX PROVISION	(50,456)	-	(50,456)	n/a

NET INCOME	$(119,803)	$137,432	(257,235)	-187%

Revenues

myYearbook’s revenues were $21,388,599 for the nine months ended September 30, 2011, an increase of $5,254,806 or 33% compared to $16,133,793 for the same period in 2010.  The increase was primarily attributable to an increase in advertising revenue of $5.9 million, partially offset by a decrease in virtual currency sales of $470,000.  The increase in advertising revenue was caused by increased brand agency sales and better CPM and ad impression optimization.  myYearbook’s increase in the number of salespeople on its sales team created additional sales during the period.  myYearbook also saw additional advertising impressions from site growth, including significant impression growth from its mobile applications.

Expenses

Sales and Marketing:  Sales and marketing expenses increased $1,958,796, or 104%, to $3,846,276 for the nine months ended September 30, 2011 from $1,887,480 for the same period in 2010.  The increase is primarily attributable to an increase of $777,000 for commissions and contractor fees on advertising sales and an increase of $658,000 on advertising, marketing and public relations expense.  Sales commissions increased as a result of increased advertising revenue.  The increase in advertising and marketing is due to increased ads directed at web and mobile user acquisition.

Information Technology:  Information technology expenses increased $630,478, or 22%, to $3,485,349 for the nine months ended September 30, 2011 from $2,854,871 for the same period in 2010.  $166,000 of the increase was attributable to occupancy, utilities and bandwidth charges in myYearbook’s datacenter as additional space was brought online to handle increased traffic.  $197,000 of the increase was attributable to development costs and consultants myYearbook engaged to work on the Live platform launch.  The remaining increase of $267,000 was due to increases in miscellaneous data center equipment and supplies necessary to support the increased space in the data center.

General and Administrative:  General and administrative expenses increased $2,678,544, or 31%, to $11,407,551 for the nine months ended September 30, 2011 from $8,729,007 for the same period in 2010.   $1,801,000 of the increase was due to increased headcount and salary increases compared to the prior year period caused by additional full time employees and salary increases.  Travel and entertainment expenses increased $346,000 due to increased management and sales travel for business development and promotion events.  Occupancy and utilities increased $74,000 due to increased leased space to accommodate increases in employee headcount.  Legal expenses increased by $245,000 due to additional expenses incurred due to the planned merger with Quepasa Corporation.  The remaining increase of $213,000 was due to other general operating and overhead expense increases, including insurance and supplies.

myYearbook records all employee compensation and benefit expenses within the General and administrative expense category.  The following table sets forth myYearbook’s employee compensation and benefit expenses by department:

	Nine months ended September 30, (Unaudited)
	2011	2010
Sales and marketing	1,916,095	1,482,296
Product and content development	4,457,425	3,223,187
General and administrative	1,764,456	1,750,491
Total Employee Compensation	8,137,976	6,455,974

Depreciation:  Depreciation expense increased $118,951, or 6%, to $2,277,169 for the nine months ended September 30, 2011 from $2,158,218 for the same period in 2010.  The increase is attributable to increased asset purchases to support myYearbook’s technology infrastructure.

Other income (expense):  Other income (expense) increased $74,816, or 20%, to ($441,601) for the nine months ended September 30, 2011 from ($366,785) for the same period in 2010.  This increase was due to increased interest expense of $72,000 caused by increased borrowing under myYearbook’s line of credit and a reduction in interesting income of $3,000 caused by lower money market rates on cash and cash equivalent balances.

Liquidity and Capital Resources – Three Months Ended September 30, 2011 and 2010

	For the Three Month Periods Ended September 30, (Unaudited)
	2011	2010
Net cash provided by operating activities	$203,354	$1,494,387
Net cash used in investing activities	$(1,319,903)	$(1,314,075)
Net cash provided by financing activities	$796,751	$(147,561)

Net cash provided by operations was $203,354 for the three months ended September 30, 2011 compared to net cash provided by operations of $1,494,387 for the same period in 2010.  myYearbook had net income for the three months ended September 30, 2011 of $286,000, which included non-cash depreciation and amortization expense of $693,000 and non-cash share-based compensation expense of $48,000.  The operating income and non-cash expenses were further offset by changes in myYearbook’s operating assets and liabilities of $825,000, primarily comprised of an increase in accounts receivable of $357,000 caused by an increase in advertising sales, net of collections on outstanding receivables in the three months ended September 30, 2011.  The increase in accounts receivable was compounded by an increased in Prepaid expenses of $376,000.  myYearbook had net income for the three months ended September 30, 2010 of $764,000, which included non-cash depreciation and amortization expense of $731,000 and non-cash share based compensation expense of $46,000.  The operating income and non-cash expenses were further offset by changes in myYearbook’s operating assets and liabilities of $47,000 that decreased  net cash provided by operations.  This change in operating assets and liabilities was primarily comprised of a $928,000 decrease in its accounts receivable caused by greater collections of outstanding advertising receivables, which was offset by a decrease in accounts payable and accrued expenses of $745,000 and $275,000, respectively, for the three months ended September 30, 2010.  Net changes in all other current assets and liabilities totaled $139,000 and accounted for a decrease in cash provided from operations.

Net cash used in investing activities was $1,319,903 for the three months ended September 30, 2011 compared to net cash used in investing activities of $1,314,075 in the same period for 2010.  Capital expenditures were $845,000 and $1,309,000 for the three months ended September 30, 2011 and 2010, respectively.  myYearbook also purchased intangible assets for $475,000 and $5,000 in the three months ended September 30, 2011 and 2010, respectively.

Net cash provided by financing activities was $796,751 for the three months ended September 30, 2011 compared to net cash used by financing activities of $184,823 for the same period in 2010.  The net cash provided by financing activities in the three months ended September 30, 2011 was due to proceeds on myYearbook’s long-term borrowing facilities of $1415,000 offset by repayments on those same facilities of $663,000.  The net cash used in financing activities in the three months ended September 30, 2010 was due to proceeds on myYearbook’s long-term borrowing facilities of $635,000 offset by repayments on those same facilities of $784,000.

Liquidity and Capital Resources – Nine Months Ended September 30, 2011 and 2010

	For the Nine Month Periods Ended September 30, (Unaudited)
	2011	2010
Net cash provided by operating activities	$2,148,459	$2,269,506
Net cash used in investing activities	$(3,099,839)	$(2,485,252)
Net cash provided by financing activities	$1,152,292	$239,436

Net cash provided by operations was $2,148,459 for the nine months ended September 30, 2011 compared to net cash provided by operations of $2,269,506 for the same period in 2010.  myYearbook had a net loss for the nine months ended September 30, 2011 of $119,803, which included non-cash depreciation and amortization expense of $2,315,000 and non-cash share-based compensation expense of $153,000.  The operating income and non-cash expenses were further offset by changes in myYearbook’s operating assets and liabilities of $200,000, primarily comprised of a decrease in accounts receivable of $260,000 caused by greater collections of outstanding advertising receivables in the nine months ended September 30, 2011.  Offsetting the decrease in accounts receivable was an increase in prepaid expenses of $472,000.  myYearbook had net income for the nine months ended September 30, 2010 of $137,422, which included non-cash depreciation and amortization expense of $2,204,000 and non-cash share based compensation expense of $148,000.  The operating income and non-cash expenses were further offset by changes in myYearbook’s operating assets and liabilities of $220,000 that decreased net cash provided by operations.   This net decrease in operating assets and liabilities was primarily comprised of a $503,000 increase in its accounts receivable caused by an increase in advertising sales, net of collections on outstanding receivables.   Offsetting the increase in accounts receivable was an increase in accounts payable and accrued expenses by $540,000 and $6,000, respectively, causing an increase to net cash provided by operating activities.  Net changes in all other current assets and liabilities totaled a decrease of $264,000 and reduced cash provided from operations.

Net cash used in investing activities was $3,099,839 for the nine months ended September 30, 2011 compared to net cash used in investing activities of $2,485,252 in the same period for 2010.  Capital expenditures were $2,100,000 and $2,205,000 for the nine months ended September 30, 2011 and 2010, respectively.  myYearbook also purchased intangible assets for $999,000 and $280,000 in the nine months ended September 30, 2011 and 2010, respectively.

Net cash provided by financing activities was $1,152,292 for the nine months ended September 30, 2011 compared to net cash provided by financing activities of $239,436 for the same period in 2010.  The net cash provided by financing activities in the nine months ended September 30, 2011 was due to proceeds on myYearbook’s long-term borrowing facilities of $3,042,000 offset by repayments on those same facilities of $1,938,000.  The net cash used in financing activities in the nine months ended September 30, 2010 was due to proceeds on myYearbook’s long-term borrowing facilities of $2,231,000 offset by repayments on those same facilities of $2,024,000.  myYearbook also received cash from the exercise of stock options for the nine months ended September 30, 2011 and 2010 of $49,000 and $32,000, respectively.

Earnings Before Interest, Taxes, Depreciation and Amortization– Non-GAAP

EBITDA is a non-GAAP financial measure that may be considered in addition to results prepared in accordance with GAAP.  Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP.  myYearbook defines “EBITDA” as income/(loss) from operations plus non-cash operating expenses including stock based compensation expenses, depreciation, amortization and other non-cash charges.  This non-GAAP measure should not be considered a substitute for, or superior to, GAAP results. myYearbook’s management uses this non-GAAP financial measure in evaluating its financial and operational decision making and as a means to evaluate period-to-period comparison.  myYearbook believes that both management and shareholders benefit from referring to non-GAAP financial measures such as EBITDA in planning, forecasting and analyzing future periods.  Additionally, EBITDA provides meaningful information about myYearbook’s ability to meet its working capital needs.  EBITDA, as presented below, may not be comparable to similarly titled measures reported by other companies since not all companies necessarily EBITDA in an identical manner and, therefore, it is not necessarily an accurate measure of comparison between companies.  The following table is a reconciliation of myYearbook’s non-GAAP financial measure to loss from operations.

	For the three months ended September 30, (Unaudited)
	2011	2010

INCOME FROM OPERATIONS	$476,830	$892,862

NON CASH OPERATING EXPENSES
Stock based compensation expense	48,408	46,077
Depreciation and amortization	677,007	712,031
TOTAL NON CASH OPERATING EXPENSES	725,415	758,108
EBITDA	$1,202,245	$1,650,970

	For the nine months ended September 30, (Unaudited)
	2011	2010

(LOSS) FROM OPERATIONS	$372,254	$504,217

NON CASH OPERATING EXPENSES
Stock based compensation expense	153,187	148,721
Depreciation and amortization	2,277,169	2,158,218
TOTAL NON CASH OPERATING EXPENSES	2,430,356	2,306,939
EBITDA	$2,802,610	$2,811,156

Item 9.01   Financial Statements and Exhibits

(a) Financial statements of businesses acquired.

myYearbook’s audited financial statements as of and for the years ended December 31, 2010 and 2009 were included in the Registration Statement on Form S-4 (Reg. No. 333-176235) (the “Registration Statement”), and are incorporated herein by reference to pages FF-1 through FF-18 in the proxy statement/prospectus, dated October 6, 2011, relating to the Registration Statement.

Consent of ParenteBeard LLC

(d) Exhibits.

Exhibit No.	Description

23.1	Consent of ParenteBeard LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEPASA CORPORATION

Date: November 18, 2011	By:	/s/ Michael Matte
	Name:	Michael Matte
	Title:	Chief Financial Officer